Exhibit 10.6

Translation

FORM OF LOAN AGREEMENT

THIS LOAN AGREEMENT (“this Agreement”) is entered into by the two parties below in                      as of                                          :

Party A:	Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd. Registered address: Room 617, Block 1, Pengyi Garden Bagua No.2 Road Futian District, Shenzhen

Party B:
ID No.:

WHEREAS,

1.	Party A is a wholly foreign-owned enterprise incorporated under the laws of the People’s Republic of China (“PRC”);

2.	Party B is a citizen and holds % equity of Guangdong Meidiya Investment Co., Ltd. (“Guangdong Meidiya Company”);

3.	Party B desires to borrow from Party A by pledging its equity in Guangdong Meidiya Company, and Party A agrees to lend to Party B, a sum of RMB .

NOW THEREFORE, through friendly negotiations, both parties hereby agree as follows:

1.	Subject to the terms and conditions of this Agreement, Party A agrees to grant an interest-free loan of RMB (in words: RMB ) to Party B, and Party B agrees to accept such loan.

2.	The term of the loan under this Agreement starts from the date when Party B receives the loan until ten (10) years after signing of this Agreement and may be extended subject to the mutual agreement between both parties. During the loan term or any extension thereof, Party A may inform Party B in writing that the loan under this Agreement is due and payable immediately and request Party B to repay the loan in the manner as specified herein if:

(1)	Party B resigns from or is dismissed by Party A or any of its affiliates;

(2)	Party B dies or loses its civil capacity or with limited capacity for civil conduct;

(3)	Party B commits a crime or is involved in a crime;

(4)	Any other third party claims more than RMB100,000 against Party B; or

(5)	Party A has given to Party B a written notice about purchasing Party B’s equity in Guangdong Meidiya Company according to the provisions of the “Exclusive Call Option Agreement” as set forth in Article 3 below to exercise its call option.

3.	Both parties hereby agree and acknowledge that, to the extent being permitted by Chinese laws, Party A shall be entitled but not obliged to, at any time, purchase, or designate other person (including natural person, legal person or any other entity), to purchase all or part of the equity held by Party B in Guangdong Meidiya Company (the “Call Option”), provided, however, that Party A gives a written notice about equity purchase to Party B. Once such written notice about exercising the Call Option is given by Party A, Party B shall, according to Party A’s intention and instructions, transfer its equity in Guangdong Meidiya Company to Party A or other person designated by Party A at its original investment price (“Original Investment Price”) or if otherwise specified by laws, at an other price agreed upon by Party A Both parties hereby agree and acknowledge that when Party A exercises the Call Option, if the lowest equity price permitted by the then applicable laws and regulations is higher than the Original Investment Price, the purchase price of Party A or its designee shall be the lowest price permitted by laws. Both parties agree to execute the “Exclusive Call Option Agreement” with respect thereto.

4.	Both parties hereby agree and acknowledge that Party B shall repay the loan in the manner as given below only: when loan is due, at Party A’s written request, if permitted by PRC laws, Party B or any of its successors or assignees shall transfer its equity in Guangdong Meidiya Company to Party A or its designee and use the proceeds from such equity transfer to repay the loan under this Agreement.

5.	Both parties hereby agree and acknowledge that except as otherwise provided for herein, the loan under this Agreement is interest-free. But when the loan is due and Party B needs to transfer its equity hereof to Party A or its designee, if the actual equity transfer price is higher than Party B’s loan principal due to legal requirements or other reasons, the excess shall be deemed as loan interest or fund utilization costs to the extent being permitted by law, and paid to Party A together with loan principal.

6.	Both parties hereby agree and acknowledge that Party B’s obligations under this Agreement are deemed to be fully performed only if all the following requirements are met:

(1)	Party B has transferred all its equity in Guangdong Meidiya Company to Party A and/its designee; and

(2)	Party B has paid to Party A as loan repayment all proceeds from equity transfer or the maximum amount permitted by law (including principal and the highest loan interest permitted by then applicable law).

7.	To secure the performance of the debts under this Agreement, Party B agrees to pledge all its equity in Guangdong Meidiya Company to Party A (“Equity Pledge”). Both parties agree to execute an “Equity Pledge Agreement” with respect thereto.

8.	Party A hereby represents and warrants to Party B that, as of the execution date of this Agreement:

(1)	Party A is a wholly foreign-owned enterprise incorporated and validly existing under the PRC laws;

(2)	Party A has the authority to execute and perform this Agreement. The execution and performance by Party A of this Agreement comply with its business scope, articles of association or other organizational documents and Party A has obtained all necessary and appropriate approvals and authorizations with respect to the execution and performance of this Agreement;

(3)	The execution and performance of this Agreement by Party A do not violate any laws, regulations, government approvals, authorizations, notices or other government documents binding upon or influencing it, any agreement signed by it with any third party or any undertaking made by it to any third party; and

(4)	Once executed, this Agreement shall constitute a legal, valid and binding obligation of Party A, enforceable against Party A in accordance with its provisions.

9.	Party B hereby represents and warrants to Party A that, from the execution date of this Agreement until this Agreement terminates:

(1)	Guangdong Meidiya Company is a limited liability company incorporated and validly existing under the PRC laws, whose registered capital has been paid up and which has obtained capital verification report issued by a qualified accounting firm. Guangdong Meidiya Company has completed all government approvals, authorizations, licenses, registrations, filing, etc necessary to carry out the business activities within its business scope and to possess its assets;

(2)	Party B legally owns % equity of Guangdong Meidiya Company;

(3)	Party B has the authority to execute and perform this Agreement. The execution and performance by Party B of this Agreement comply with the articles of association or other organizational documents of Guangdong Meidiya Company and Party B has obtained all necessary and appropriate approvals and authorizations with respect to the execution and performance of this Agreement;

(4)	The execution and performance of this Agreement by Party B do not violate any laws, regulations, government approvals, authorizations, notices or other government documents binding upon or influencing it, any agreement signed by it with any third party or any undertaking made by it to any third party;

(5)	Once executed, this Agreement shall constitute a legal, valid and binding obligation of Party B, enforceable against Party B in accordance with its provisions.

(6)	Except the provisions stipulated in “Equity Pledge Agreement” and “Exclusive Call Option Agreement”, Party B has not mortgaged, pledged or otherwise encumbered its equity in Guangdong Meidiya Company, given an offer about the transfer of such equity to any third party, made any commitment about the offer of any third party to purchase its equity, or executed any agreement with any third party to transfer its equity;

(7)	There are no disputes, litigations, arbitrations, administrative proceedings or other legal proceedings pending or threatened against it in connection with Party B’s equity in Guangdong Meidiya Company.

10.	Party B covenants that it shall, during the term of this Agreement,

(1)	Without Party A’s prior written consent, not sell, transfer, mortgage or otherwise dispose of or cause any other security interest to be created on its equity or other interests in Guangdong Meidiya Company without Party A’s prior written consent, except the equity pledge and other rights set for the benefit of Party A;

(2)	Without Party A’s prior written consent, not cause the shareholders’ meeting of Guangdong Meidiya Company to adopt a resolution on selling, transferring, mortgaging or otherwise disposing of, or cause any other security interest to be created on, its legal or beneficial interest in Guangzhou Meidiya Company, except to Party A and its designee;

(3)	Without Party A’s prior written consent, not cause the shareholders’ meeting of Guangdong Meidiya Company to adopt a resolution on approving Guangdong Meidiya Company to be merged or consolidated with, acquire or invest in any person;

(4)	Promptly inform Party A of any litigation, arbitration or administrative proceedings pending or threatened against Party B’s equity in Guangdong Meidiya Company;

(5)	Execute all necessary or appropriate documents, take all necessary or appropriate actions and bring all necessary or appropriate lawsuits or make all necessary and appropriate defenses against all claims in order to maintain its equity in Guangdong Meidiya Company;

(6)	Not do any act and/or omission that may materially affect the assets, business and liabilities of Guangdong Meidiya Company without Party A’s prior written consent;

(7)	At Party A’s request, appoint any person nominated by Party A as the director of Guangdong Meidiya Company;

(8)	When Party A exercises its Call Option, transfer all of Party B’s equity in Guangdong Meidiya Company promptly and unconditionally to Party A and/or its designee to the extent being permitted by the PRC laws;

(9)	Not request Guangdong Meidiya Company to distribute dividends or profits to it;

(10)	In case its equity in Guangdong Meidiya Company is transferred to Party A or its designee, Party B will pay all equity transfer proceeds to Party A as the loan principal and loan interests or fund utilization costs to the extent being permitted by laws; and

(11)	Comply strictly with the provisions of this Agreement, fully perform its obligations under this Agreement and not do any act or omission that affects or impairs the validity and enforceability of this Agreement.

11.	Within the term of this Agreement, Party B undertakes that it will, in the capacity of the shareholder of the Guangdong Meidiya Company, cause Guangdong Meidiya Company:

(1)	Not to supplement, amend or modify its articles of association in any way, or to increase or decrease its registered capital, or to change its capital structure in any way without Party A’s prior written consent;

(2)	To maintain and operate its business and deal with matters prudently and effectively, subject to good financial and business rules and practices;

(3)	Not to sell, transfer, mortgage or otherwise dispose of, or cause any other security interest to be created on, any of its assets, business or beneficial interests at any time after the signing of this Agreement without Party A’s prior written consent;

(4)	Not to create, succeed to, guarantee or permit any liability, without Party A’s prior written consent, except (i) the liability arising from the normal course of business, but not arising from the loan; and (ii) the liability reported to Party A and approved by Party A in writing;

(5)	To operate persistently all the business in the normal course of business to maintain the value of its assets;

(6)	Not to execute any material contracts (a contract will be deemed material if its value exceeds RMB ¥ (100,000)), without Party A’s prior written consent, other than those executed during the normal course of business;

(7)	To provide information concerning all of its operations and financial performance at Party A’s request;

(8)	Not to be merged or consolidated with, acquire or invest in, any other person without Party A’s prior written consent;

(9)	Not to distribute dividends to each shareholder in any way without Party A’s prior written consent. However, Guangdong Meidiya Company shall promptly distribute all its distributable profits to Party A’s shareholders upon Party A’s request;

(10)	To inform promptly Party A of any pending or threatened suit, arbitration or administrative proceedings concerning its assets, business or income;

(11)	To execute all necessary or appropriate documents, to take all necessary or appropriate actions and to bring all necessary or appropriate lawsuits or to make all necessary and appropriate defenses against all claims in order to maintain the ownership over all its assets;

(12)	To comply strictly with the terms of Service Agreement and other agreements executed by it with Party A’s affiliates, to perform its obligations under aforesaid agreements, and not to do any act or omission that affects the validity and enforceability of such agreements;

12.	This Agreement shall be binding on and inure to the benefit of both parties and their respective successors and assignees. Without prior written approval of Party A, Party B shall not transfer, pledge or otherwise assign any of its rights, benefits or obligations under this Agreement.

13.	Party B hereby agrees that Party A may assign its rights and duties under this Agreement to a third party without requiring Party B’s consent, but such transfer shall be notified in writing to Party B.

14.	The formation, validity, interpretation, performance, amendment and termination of and resolution of disputes in connection with this Agreement shall be governed by the PRC laws.

15.	Arbitration.

(1)	Any dispute, controversy or claim arising from the interpretation or performance in connection with this Agreement (including any question regarding its existence, validity or termination) shall be settled by both parties through friendly consultations. In case no settlement can be reached within thirty (30) days after one party makes a request for settlement, either party may submit such dispute to China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with its rules. The arbitration award shall be final and binding upon both parties.

(2)	The seat of arbitration should be Beijing.

(3)	The language of arbitration proceedings shall be Chinese.

16.	This Agreement shall be formed on its signing date. Both parties agree and acknowledge that the terms and conditions of this Agreement shall be effective as of the date on which Party B is granted the loan until both parties have performed their obligations under this Agreement.

17.	Party B cannot terminate or revoke this Agreement unless (a) Party A commits a gross negligence, fraud or other material illegal acts; or (b) Party A goes bankrupt.

18.	This Agreement may not be amended or modified except with a mutual agreement reached by both parties. In case of anything not covered herein, both parties may sign a written supplementary agreement. Any amendment, modification, supplement or annex to this Agreement shall form an integral part of this Agreement.

19.	This Agreement constitutes the entire agreement between both parties with respect to the subject matter hereof and supersedes all prior oral discussions or written agreements reached by both parties with respect to the subject matter hereof.

20.	This Agreement is severable. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall not affect the validity and enforceability of the remainder of this Agreement.

21.	Each party hereto should keep in strict confidence the information concerning the other party’s business, operation, financial performance or other confidential data obtained under this Agreement or during the performance of this Agreement.

22.	Any obligation accrued before the expiration or premature termination of this Agreement shall survive such expiration or premature termination. Articles 14, 15 and 21 shall survive the termination of this Agreement.

23.	This Agreement is executed in three originals, with each party hereto holding one original. All originals have the same legal effect.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by itself or its legal representative or authorized representative as of the day and year as first above written.

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[Signing Page]

Party A: Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.

Legal Representative/
Authorized Representative:

Common seal:

Party B:

Signature: